Exhibit 10.1

股份购买协议

Share Purchase Agreement

本协议由以下各方于 2024 年 12 月 16 日 （“签署日”）在深圳签订：

This Agreement is executed in Shenzhen, China on this day of December 16, 2024 (“Execution Date”) by and among:

甲方 ：Junzhang Monarch Limited Party A：Junzhang Monarch Limited授权代表: 苗其伟

Authorized representative：Miao Qiwei

乙方 Party B：：

乙方一 Party B (i)： 朱成竹 Zhu Chengzhu

乙方二 Party B (ii)： 何菲菲 He Feifei

乙方三 Party B (iii)：郝道凤 Hao Daofeng

乙方四 Party B (iv)：Garden Time(HK) Limited

授权代表 Authorized representative: 罗刚 Luo Gang

丙方 Party C： D&K Asset Management(HK) Limited

授权代表 Authorized representative： 黄强林 Huang Qianglin

丁方 Party D: Eshallgo Inc

授权代表 Authorized representative：苗其伟 Miao Qiwei

戊方: 深圳市前海汇盈科技动力有限公司

Party E: Shenzhen Qianhai Huiying Technology Power Co. Ltd

授权代表 Authorized representative：张弩 Zhang Nu

已方: 杭州乔炘科技有限公司

Party F: Hangzhou Qiaoxi Technology Co. Ltd

授权代表 Authorized representative：张鹏 Zhang Peng

鉴于：

Whereas:

1.	丙方是一家依照中华人民共和国香港特别行政区法律于 2014 年 2 月 24 日成立并合法存续的有限公司，注册地在中华人民共和国香港特别行政区 6th Centre Floor 181-185 Gloucester Road Wanchai Hong Kong

Party C is a limited liability company incorporated and currently in good standing under the laws and regulations of the Hong Kong Special Administrative Region (HKSAR) with the registered address in 6th Centre Floor 181-185 Gloucester Road Wanchai Hong Kong on February 24, 2014.

乙方为丙方的现有登记股东，合计持有丙方 100%的股权；其中乙方一持有丙方 25%的股权,

乙方二持有丙方 25%的股权,乙方三持有丙方 25%的股权,乙方四持有丙方 25%的股权.

Party B represents the currently registered shareholders of Party C, holding collectively 100% of Party C’s outstanding capital stock, in which, Party B (i) holding 25% equity of Party C, Party B ((ii)

holding 25% equity of Party C, Party B (iii) holding 25% equity of Party C, Party B ((iv) holding 25% equity of Party C.

2.	丁方是在美国纳斯达克资本市场挂牌的上市公司,股票号码:EHGO。

Party D (NASDAQ.EHGO) is a listed company in NASDAQ Capital Market.

3.	甲方是依照中华人民共和国香港特别行政区法律于 2021 年 6 月 30 日成立，由丁方直接持有其 100%股权。

Party D directly owns 100% equity interest of Party A, a wholly owned enterprise incorporated under the laws of the Hong Kong Special Administrative Region (HKSAR) of PRC on June 30, 2021.

4.	戊方是依照中华人民共和国法律于2015 年 6 月 30 日在深圳成立，由丙方间接持有其100%

股权。戊方和腾迅科技（深圳）有限公司签署过两个合作合同：

Party C indirectly owns 100% equity interest of Party E, a wholly owned enterprise incorporated under the laws of the PRC in Shenzhen on June 30, 2015. Party E has signed two cooperation agreements with Tencent Technology (Shenzhen) Co. Ltd.

其一：于 2022 年 11 月 1 日和腾迅科技（深圳）有限公司签订了《云游戏掌机产品合作

协议》，合作期到 2025 年 11 月，本合同附件一《云游戏掌机产品合作协议》，该合同主要内容：戊方与腾迅科技(深圳)有限公司合作开发云游戏掌机产品 DEMO、原型机概念创意、掌机产品设计、软硬件技术等，合作产品通过云游戏和串流技术以及开放的安卓系统带来游戏娱乐生态融合，并通过与咪咕快游云游戏、腾迅 START 云游戏、腾迅先锋云游戏、微软 XCLOUD 及 DEOFORCE NOW 等云游戏生态合作，为全球玩家提供丰富的游戏内容和出色的云游戏体验，共建开放的游戏生态。

First: On November 1, 2022, the Cloud Game Console Product Cooperation Agreement was signed with Tencent Technology (Shenzhen) Co., LTD, and the cooperation period is to November 2025. As an attachement to this agreement, the main contents of Cloud Game Console Product Cooperation Agreement are as follows: Party E and Tencent Technology (Shenzhen) Co., Ltd. cooperate to develop cloud game console products DEMO, prototype concept creativity, console product design, hardware and software technology, etc. The cooperative products bring the integration of game entertainment ecology through cloud game and streaming technology and open Android system. Through cooperation with Migu Fast Game Cloud game, Tencent START cloud game, Tencent Pioneer Cloud game, Microsoft XCLOUD and DEOFORCE NOW and other cloud game ecosystems, we provide global players with rich game content and excellent cloud game experience, and build an open game ecosystem.

其二：于 2024 年 10 月 23 日和腾迅科技（深圳）有限公司签订了《异业合作委托代理合

同》，该合同于 2025 年 10 月 22 日到期，本合同附件二.《异业合作委托代理合同》，该合 同的要点；戊方与腾迅科技(深圳)有限公司共同开展联合市场(宣传)推广活动事宜，主要针对腾迅用户为主要受众的各种活动和宣传推广，包括赛事类活动、用户聚会或选秀类活动以及其他线下活动。双方利用各自的营销渠道对合作的推广活动及各自的经营业务进行宣传推广。

Second: On October 23, 2024, it signed the Cross-industry Cooperation Agency Agreement with Tencent Technology (Shenzhen) Co., LTD., which expired in October 22, 2025. As an attachment to this agreement, the main points of Cross-industry Cooperation Agency Agreement are as follows: Party E and Tencent Technology (Shenzhen) Co., LTD., jointly carry out marketing (publicity) promotion activities, the various and promotion activities are mainly targeting Tencent’s users as the main audience, including events, user gatherings or talent shows, and other offline activities. Both parties shall use their respective marketing channels to publicize and promote the promotion activities of the cooperation and their respective business operations.

5.	己方是依照中华人民共和国法律于2024 年8 月 19 日在杭州成立，由戊方直接持有其100%

股权。

Party E directly owns 100% equity interest of Party F, a wholly owned enterprise incorporated under the laws of the PRC on August 19, 2024 .

上述协议各方根据中华人民共和国有关法律法规的规定，本着平等自愿的原则，经过友好协商，达成一致，特订立如下协议条款，供各方共同遵守。

According to the laws and regulations of the PRC and based on the principals of equality and voluntariness, after friendly negotiation, all Parties agree to the terms set forth below.

第一条 释义

Article 1 Definitions

1.1	除非本协议文意另有所指，下列词语具有以下含义：

Unless otherwise indicated in this agreement, the terms below have the definitions as follows:

过渡期 Transition Period	指	本协议签署之日至就本协议项下对价支付完成的时间段。 The period between the execution date of this agreement and the completion of the payment of consideration.
送达 Delivery	指	本协议任一方按照本协议约定的任一种送达方式将书面文件发出的行为。 Delivery of documents by any Party pursuant to the delivery method set forth in this agreement.

本协议 This Agreement	指	本《股份购买协议》及附件。 The Share Purchase Agreement and Attachments.
工作日 Working Days	指	中华人民共和国香港特别行政区规定的法定节假日以外的工作时间。 Days other than legal holidays set forth in the regulations promulgated by the PRC State Council
“/” “/”	指	“和/或” And/or
“ 超过” 或“ 小于” “more” or “less”	指	均不含本数 Does not include the number itself
人士 Person	指

个人或公司、合伙、信托、法团或非法团协会、合资企业、有限责任公司、股份公司、政府(或其机构或分支机构)或任何其他实体

an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind

质权 Lien	指

任何抵押、质押、担保权益、扣押、优先购买权、期权、代理、投票信托、产权负担、留置权或任何种类的押记(包括任何有条件的出售或押记) 其他所有权保留协议或其性质的租赁)、限制(无论是投票、出售、转让、处分或其他方式)，任何有利于其他人士的从属安排，任何申报或同意根据《统一商法典》或任何类似的法律法规以债务人身份提交财务报告

any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar laws or regulations

债务 Liabilities	指

任何及所有债务、负债、诉讼或任何性质的义务(不论是绝对的、累算的、或有的或其他的、已知的或未知的、直接的或间接的、到期的或未到期的、届期的或将到期的)，包括到期或将到期的税务债务

any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax liabilities due or to become due.

诉讼 Action	指

任何不符合或违反任何政府机构的通知，或在任何政府机构中做出的任何索赔、要求、指控、诉讼、起诉、审计、和解、投诉、规定、评估或仲裁，或任何请求(包括任何信息请求)、询问、听证、诉讼或调查

any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority

重大不利影 响	指	任何事实、事件、现象、变化或者效果已经或将合理地预期，单独地或合并 地，对(a)业务、资产、负债、经营成果、整体前景或状况(财务或其他方面);

Material Adverse Effect

或(b)该人士作为本协议或附属文件中的一方，或受其约束时及时履行和完成交易的能力，造成重大不利影响

any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon

(a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person, taken as a whole, or (b) the ability of such Person on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder

执行例外 Enforceability Exceptions	指

本协议、附属文本或本协议的任何当事人作为一方当事人或受其约束的协议、文件、契据的执行可能会受到适用的破产,清算,重组和暂停经营的法律和其他影响债权人权利行使的通常法律，或任何适用的法定时效或任何有效防御阻断或反诉,以及衡平法上的救济或解除(包括强制履行的救济)的影响 Enforceability of this Agreement, the Ancillary Documents or any agreement, documents, instruments which any Party hereof is a party to or bound may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought

附属文件 Ancillary Documents

本协议中作为附件的协议、文件或契据以及本协议各方依据本协议签署或交付的其他协议、证明和文书.

each agreement, instrument or document attached hereto as an Exhibit and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement

披露清单 Disclosing Schedules	指

公司披露清单是由披露方(定义见下)于本协议签署之日向接受方（定义见下）提供的与本协议有关联的披露内容。

These Company Disclosure Schedules have been provided by the Disclosing Parties (as defined herein) in connection with the Share Purchase Agreement, dated February **, 2020 with the Receiving Parties (as defined herein) on the

Execution Date

1.2	本协议的条款标题仅为了方便阅读，不应影响对本协议条款的理解。

The title of the provisions of this agreement are for reference only and shall not affect the meaning of the provisions herein.

第二条 股份发行前提

Article 2 Prerequisites of the Payment of Total Consideration

2.1	各方确认，甲方和丙方（合称“接受方”）在本协议项下的支付总对价（定义见 3.1 条）的义务以下列条件为前提，乙方及丙方.戊方和己方（合称“披露方”）有义务提供相关证据证明下列条件以得到全部满足：

All Parties shall confirm that the obligations of Party A and Party C (collectively, “Receiving Parties”) to deliver the Total Consideration (as defined in Section 3.1) under this Agreement shall be under the following conditions, and Party B and Party C, Party E, Party F (collectively, “Disclosing Parties”) have the obligation to provide related evidence that all of the following conditions have been met:

2.1.1	披露方已经以书面形式向接受方充分、完整披露了丙方及戊方和己方的资产、负债、权益、对外担保以及与本协议有关的信息等；披露方承诺向接受方提供的丙方及戊方和已方财务会计报表真实地完整地反映了丙方和戊方及己方在该期间的资产、负债和盈利状况，不存在任何虚假。

Disclosing Parties, jointly and severally, have made to Receiving Parties a full and complete disclosure of Party C, Party E and Party F’s assets, liabilities, equities, guarantees to other parties and information related to this Agreement; Disclosing Parties, jointly and severally, shall provide Receiving Parties with Party C, Party E and Party F’s financial and accounting statements that accurately and completely reflect the Party C, Party E and Party F’s assets, liabilities and profitability and/or losses without any false statement.

2.1.2	丙方已做出股东会决议或执行董事决定，决定法定代表人黄强林先生担任。

Mr. Huang Qianglin has been served as the legal representative of Party C by the resolutions of shareholders meeting or executive director of Party C

2.1.3	过渡期内，丙方及戊方和己方的经营或财务状况不得发生重大的不利变化；未经接受方同意，丙方及戊方和己方不得进行现金及资产的处置以及利润分配。

During the Transition Period, there is no material adverse change to the business or financial condition of Party C, Party E and Party F; Party C, Party E and Party F shall not distribute any assets, cash or profits without the permission of Receiving Parties.

2.1.4	过渡期内，未经接受方同意，乙方不得向任何第三方转让其所持有的部分或全部丙方股权。

During the Transition Period, without Receiving Parties’ consent, Party B shall not transfer all or any of Party C’s shares held by Party B to any third party.

2.1.5	过渡期内，披露方应在所有重大方面，保持丙方及戊方和己方的组织架构，丙方及戊方和己方管理层、员工及顾问持续提供服务，维持好与主要客户的业务关系，并维持、控制和保全丙方及戊方和己方的资产与过去经营状况一致。

During the Transition Period, Disclosing Parties shall preserve intact, in all material respects, Party C, Party E and Party F’s business organizations, to keep available the services of Party C, Party E and Party F’s managers, directors, officers, employees and consultants, to maintain, in all material respects, their existing relationships with all customers with whom Party C does significant business, and preserve the possession, control and condition of Party C, Party E and Party F’s assets, all as consistent with past practice.

2.1.6	过渡期内，丙方及戊方和己方作为连续经营的实体，不存在亦不得有任何违法、违规的行为，丙方及戊方和己方不得处置其主要资产或在其上设置担保，也不得发生或承担任何重大债务，通常业务经营中的处置或负债除外，且单独或累计金额不得超过五万美元。

During the Transition Period, as a continuous operating entity, Party C, Party E and Party F shall maintain its existence in good standing and it shall not conduct its business nor act in a manner that would be in violation of law, Party C, Party E and Party F shall not dispose of its main assets nor place any guarantees on them. Party C, Party E and Party F shall not take on any major debt, except where such debt or liability is in the regular course of Party C, Party E and Party F’s business operations and does not exceed $50,000 either individually or in the aggregate.

2.1.7	过渡期内，无甲方书面同意（此类书面文件不得无故被扣压、设限或拖延），披露方不得：

Without limiting the generality of the foregoing sections, and except as contemplated by the terms of this Agreement, during the Transition Period, without the prior written consent of Party A (such consent not to be unreasonably withheld, conditioned or delayed), Disclosing Parties shall not:

2.1.7.1	修改、取消或变更公司注册文件、章程以及其他类似文件；

amend, waive or otherwise change, in any respect, its certificate of incorporation, bylaws or other similar organizational documents;

2.1.7.2	授权发行、发售、授予、出售、担保，处置或提议发行、发售、担保或处置任何公司权益类证券或期权、承诺、认购或任何类型的购买或出售其权益类证券的权利，或其他证券权益，包括证券转换或交换为任何登记的股份或任何其他基于证券的承诺，或与第三方就该类证券或证券权利进行任何对冲交易；

authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such equity securities or other securities interests;

2.1.7.3	拆分，合并，重新资本化或重分类任何其权益类证券或发行其他类型证券，或就相关证券作出任何支付留置或发放股份股利，或直接或间接赎回或购买或承诺购买任何证券或证券权利；

split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

2.1.7.4	非通常业务经营中，引致，创造，承担，支付或其他任何可以导致公司承担超过五万美元（单独或累计）负债的行为，对第三方贷款、预支或投资，或担保或为任何第三方背书，承担债务或承诺；

in the irregular course of Party C’s business operations, incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any third party;

2.1.7.5	在法律要求范围或现有任何已建立的福利支出计划或依据过去行为可知的任何正常商业行动范围以外的增加薪酬，工资或任何员工的补偿超过现金额的 5%，或增加上述人员的奖金超过现金额的 5%，或就 2024 财年或 2025 财年的奖金作出承诺，或者显著增加上述人员的福利待遇，与丙方及戊方和己方任何现有顾问、管理层、董事或员工签订、建立或显著更改现有福利计划；

increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2024 or 2025, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any benefit plan with, for or in respect of any current consultant, officer, manager director or employee of Party C, Party E and Party F in each case other than as required by applicable law, pursuant to the terms of any already established benefit plan or in the ordinary course of business consistent with past practice;

2.1.7.6	作出或撤销任何关于税务的重要选择，就税务问题作出的任何和解、起诉、诉讼、处置、仲裁、调查审计或争议，修正纳税申报表、退税申请，或就任何税务政策或程序进行重大变更；

make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable law;

2.1.7.7	转移或授予任何第三方，或扩展，作出重大修订，允许失效或无法保留目前已注册的无形资产，知识产权，已注册知识产权或其他丙方及戊方和己方持有的无形资产，或乙方授权丙方及戊方和己方使用的无形资产，或向任何未签订保密协议的第三方公布任何乙方或丙方的商业秘密；

transfer or license to any third party or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of Party C, Party E and Party F’s registered intellectual property, licensed intellectual property or other intellectual property held by Party C, Party E and Party F or by Party B for the benefit of Party C, Party E and Party F, or disclose any of Party B or C ’s trade secrets to any third party who has not entered into a confidentiality agreement;

2.1.7.8	取消或放弃或转让任何丙方及戊方和己方合同中的重大权利，或出租或签订任何 （A）每年支出可能会超过五万美元的合同；或（B）签订超过一年的不支付重大 罚款无法取消的或需多至提前 60 天通知方可取消的合同；

terminate or waive or assign any material right under any of Party C, Party E and Party F’s material contracts or any lease or enter into any contract (A) involving amounts potentially exceeding $50,000 per year or (B) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

2.1.7.9	未合理维护与过去交易相关的重要会计账簿，会计记录以及会计凭证；

fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

2.1.7.10	设立任何子公司或者设置新的业务线；

establish any subsidiary or enter into any new line of business;

2.1.7.11	未能通过商业上合理的努力以保证保险条款的有效或取代或修订与资产、运营和公司活动相关的现行有效的保险政策或文件;

fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in an amount and scope of coverage as are currently in effect;

2.1.7.12	对现有重大资产进行重新估值或对会计政策，准则或实践作出重大变更，美国通用会计准则和丁方审计允许的部分除外;

revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with US GAAP and approved by the Party D’s outside auditors;

2.1.7.13	除只作出金钱赔偿外的，金额不超过五万美元的，或丙方及戊方和己方财务记录中已存在的就任何索赔、诉讼或纠纷的放弃，取消，分配，解决或和解;

waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $50,000, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Party C, Party E and Party F’s Financials;

2.1.7.14	结束或显著减少丙方及戊方和己方经营行为或努力，或解雇和减少丙方及戊方和己方员工;

close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of Party C, Party E and Party F facilities;

2.1.7.15	并购，包括任何兼并，吸收合并或购买任何股权或资产，或其他形式的业务整合，公司合并，设立合伙，有限公司或其他形式的业务组织或分布，或购买其他任何重 大金额的正常业务需求以外的资产;

acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

2.1.7.16	作出超过五万美元的资本化支出;

make capital expenditures in excess of $50,000;

2.1.7.17	采取全面或部分清算、解散、兼并、吸收合并、重组、重新资本化或其他重组行为的计划;

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

2.1.7.18	自愿承担重大合同中条款所涉及的或员工福利计划以外的任何金额超过五万美元的负债或义务;

voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 (individually or in the aggregate) other than pursuant to the terms of a material contract or employee benefit plan;

2.1.7.19	出售，出租，许可，交货或掉期，抵押或担保或承担债务（包括证券化），或其他任何处置重大比例的不动产，固定资产或权利的行为;

sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

2.1.7.20	除协议外，就丙方的投票权作出任何协议，理解或安排;

except agreements, enter into any agreement, understanding or arrangement with respect to the voting of Party C’s securities;

2.1.7.21	从事任何可能被合理认为将导致延迟或损害丙方及戊方和己方取得任何与本协议相关的政府机构同意或批准的行为;

take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this agreement;

2.1.7.22	达成，修改，放弃或取消（根据条款需要取消的事项除外）与任何关联方的任何交易;

enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related parties; or

2.1.7.23	授权或同意从事任何上述相关事项。

authorize or agree to do any of the foregoing actions.

2.2	若乙方或丙方及戊方和己方存在任何违反本协议第 2.1 条约定的情况，则接受方中的任何一方有权单方解除本协议，并要求乙方和丙方及戊方和己方承担相应连带赔偿责任.

If Party B or Party C, Party E and Party F conducts any violation of the agreed conditions under Section 2.1, either Party A or Party D shall have the right to unilaterally terminate this agreement, and require Party B and Party C, Party E and Party F to assume the corresponding joint liability.

第三条 对价

Article 3 Consideration

3.1	各方同意，

1)	为确保甲方从乙方取得丙方 100%股权，甲方和丙方同意向乙方合计支付 792 万美元对 价(“总对价”)，全部以每股票面金额为 0.01 美元的丁方普通股（“普通股”）股份（“对价 股份”）支付。双方一致同意依 2024 年 10 月 4 日收盘价每股 1.98 美元计，股份对价合计 为 400 万股丁方普通股，乙方四位股东分别获发的对价股份按照其各自在丙方的持股比例计算：

In exchange for the transfer of 100% equity interest of Party C from Part B to Party A, Party A and Party C shall deliver total consideration of US$7,920,000 (“Total Consideration”), all of which shall be paid in such number shares of common stock (“Common Stock”), par value $0.01, of Party D ( “ Share Consideration ” ). The Parties agree the Share Consideration shall be an aggregate of 4,000,000 shares of Commons Stock of Party D which is based on the closing price of US$1.98 on October 4, 2024. The four of Party B or their respective designees, shall receive the Share Consideration pro rata in accordance with each party’s respective percentage of ownership interest in Party C.

2)            本协议签署后的一个工作日内甲方或丁方向乙方或丙方支付$10 万美元作为履行本合约的定金，乙方或丙方收到该等资金后即予开始办理股权转让给甲方的手续。该等定金作为本协议的一部分而存在于协议内。

Within one working day after the signing of this agreement, Party A or Party D shall pay Party B or Party C $100,000 USD as a down payment for the performance of this contract. Party B or Party C shall commence the procedures for transferring the equity to Party A upon receipt of such funds. The down payment constitutes an integral part of this agreement and is included within the agreement.

3.2	所有根据本协议发行的对价股份均为受限于下列限制，400万股对价股份为自发行之日起 有 6个月锁定期的期限（“锁定期”）。此外，锁定期内，乙方不得，（1）发售、质押、出售、合同出售任何对价股份的期权、认股权证、或签署购买对价股份的协议，或者以其他方式直接或间接转让或处分该对价股份，或者公开发售、出售、质押或处分对价股份的意图；（2）签署换股或其他整体或部分转让对价股份经济权益的协议；或者（3）要求对对价股份进行注册或类似注册的权利。乙方认可丁方会通知股份登记机构限制该部分股份的转让并设置相应标注。

The Share Consideration shall be subject to following lock-up whereby the 4 million Common Stock of the Share Consideration shall be subject to a six (6) month lock-up from the date of issuance(the “Lock-Up Periods”). During the respective Lock-Up Periods, Party B (or its designee) shall not, (i) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, any Share Consideration, or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Share Consideration, or (iii) make any demand for or exercise any similar right with respect to the registration of any Share Consideration. Party B acknowledge that the Party D shall cause the transfer agent to fix appropriate lock-up legend on the Share Consideration.

3.3	各方同意，对价股份将依下列规定发行给乙方：

All Parties agree that Share Consideration shall be issued to Party B as followings:

()	400 万股普通股于2025 年 1 月 15 日之前按乙方在丙方的持股比例发行给乙方；

4,000,000 shares of Common Stock shall be issued to Party B according to Party B's shareholding ratio in Party C before January 15, 2025;

()	戊方和己方承诺在 2024 年 12 月 31 日前与腾迅、苹果、抖音等互联网公司的 相关业务发生的合计业务收入为 200 万人民币,如到期没有完成该等承诺丁方 有权注销己发出的 100 万股票。

Party E and Party F undertake that the total business income of related business with Tencent, Apple, Douyin and other Internet companies shall be RMB 2 million before December 31, 2024. If such commitment is not fulfilled at that time, Party D shall have the right to cancel the issued 1 million shares.

第四条 丙方股权和相关手续的办理

Article 4 Ownership of Party C and Completion of Recording Procedures

4.1	各方同意，自协议签署之日起，甲方将取得丙方 100%股权；乙方和丙方将尽其最大努力，

根据协议的规定，在 2024 年 12 月 31 日或丁方允许的其他时间前完成股权变更登记 手续。 The Parties agree upon issuance of the agreement, Party A shall receive 100% equity interest of Party C. Party B shall use his best effort to complete share transfer procedure required by the Agreements before December 31, 2024 or any other period agreed by Party D.

第五条 竞业限制

Article 5 Non-Competition

5.1	乙方承诺丙方.戊方.己方是乙方经营相关业务的唯一实体，即乙方在三年内不得另设或参股与丙方.戊方.已方主营业务相同的公司。

Party B represents and warrants that within 3 years Party C is the only operating entity it has established in this line of business and that Party B will not in any way compete with Party C, Party E and Party F’s business, whether that be by establishing or investing in any entity with the same primary business as Party C, party E and Party F.

5.2	乙方.丙方.戊方.己方同意采取有效措施确保丙方.戊方.已方的高级管理人员不得设立或以任何形式（包括但不限于以股东、合伙人、董事、监事、经理、职员、代理人、顾问等等身份）参与与丙方.戊方.己方业务相直接竞争/的其他经营实体。

Party B, Party C, party E and Party F agree to take effective measures to ensure that senior executives of Party C, party E and Party F do not set up or participate in any other operating entities or affiliated entities with operations that compete directly with Party C, party E and Party F.

第六条 知识产权的占有与使用

Article 6 Possession and use of intellectual property

6.1	乙方和丙方.戊方.已方单独并共同声明、承诺并保证，本协议签订之时及本协议签订之后，丙方.戊方.己方是丙方.戊方.已方企业名称、商标和专利、商品名称及品牌、网站名称、域名、专有技术、各种经营许可证等相关知识产权、许可权的唯一的、合法的所有权人；上述知识产权均经过必要的相关政府部门批准或备案，且所有为保护该等知识产权而采取的合法措施均经过政府部门批准或备案，并保证按时缴纳相关费用，保证其权利的持续有效性。

Party B and Party C, Party E, Party F individually and jointly and severally, represent, warrant and guarantee that, at and after the execution of this Agreement, Party C, Party E and Party F collectively is the sole legal owner of its intellectual property rights and permits, including the business name, trademarks, patents, product names and brands, web names, domain names, proprietary technologies and various licenses and permits. Party B and Party C, Party E, Party F individually and jointly and severally, represent, warrant and guarantee that all legal measures taken to protect the foregoing intellectual property have been approved by or recorded with related government agencies, all related expenses will be paid on time, and the foregoing rights will be continuously valid.

6.2	若与丙方.戊方.已方生产经营相关的知识产权未在丙方.戊方.已方名下，乙方和丙方应确保 相关权利人按照合理的方式在本协议签署后将相关知识产权无偿或以法律法规允许的最低价格转移至丙方或戊方或已方名下。

If intellectual property rights related to Party C, Party E and Party F’s products and operations are not under its name, Party B and Party C shall ensure that, in a reasonable manner and in accordance with relevant intellectual property rights laws and regulations, all related rights and ownership interests in the intellectual property will be transferred to Party C, or Party E, or Party F free or at the lowest price permitted by law after the execution of this Agreement.

第七条 债务

Article 7 Liabilities

7.1	乙方.丙方.戊方.已方，分别和共同确认并承诺，在签订本协议之前不存在任何未披露的已发生或潜在的债务（包括但不限于合同债务、侵权之债以及相关部门给予的各种行政罚款），且在过渡期内没有甲方/丁方同意，将不会产生相关债务。

Party B and Party C, Party E, Party F individually and jointly and severally, represent and warrant that there are no undisclosed existing or potential Liabilities prior to the execution of this Agreement (including but not limited to contractual liability, tort liability, and fines by various government agencies) and there will be no Liabilities will be entered into during the Transition Period without the consent of Party A or Party D.

7.2	乙方.丙方.戊方.已方同意，对未以书面形式向甲方披露的丙方的债务，由乙方.丙方.戊方.

已方承担。乙方.丙方.戊方.已方应当在实际发生赔付后 5 日内全额向丁方进行补偿。 Party B, Party C Party E and Party F agree to be liable for any Liabilities of Party C that have not been disclosed to Party A in writing. If Party C incurs any Liabilities, Party B shall compensate Party D in the full amount within 5 days after the payment has been made by Party C.

第八条 保证和承诺

Article 8 Representations and Warranties

8.1	甲方和丁方共同向乙方和丙方保证和承诺如下：

Party A and Party D make the following representations and warranties to Party B and Party C:

甲方和丁方均是依法注册成立并且合法存续的企业法人，具有签署本协议的权利能力和行为能力，并有足够的能力全面履行本协议规定的义务.

Both Party A and Party D are enterprises legally registered and currently in good standing with the ability to sign this Agreement and fully perform obligations under this Agreement.

8.2	乙方及丙方.戊方.己方，分别和共同向甲方和丁方保证和承诺如下：

Party B, Party C, Party E and Party F individually and jointly and severally, represent and warrant to Party A and Party D as follows:

(1)	丙方及其直接或间接子公司（包括戊方和已方）是依法成立并合法存续的有限责任公司，并拥有其开展业务所需的证照和资质。披露清单列出了丙方及其直接或间接子公司有资格开展业务的全部司法辖区，以及除法定公司名称外，在业务中使用的其他全部名称。 Party C and its direct or indirect subsidiaries is a limited liability company duly formed, validly existing and in good standing under the laws of the PRC, and is duly qualified or licensed in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Disclosing Schedules lists all jurisdictions in which Party C is qualified to conduct business and all names other than its legal name under which Party C does business.

(2)	丙方及其直接或间接子公司（包括戊方和已方）目前的股权结构如披露清单所示，丙方 及其直接或间接子公司经登记的股东是丙方合法的受益人,丙方及其直接或间接子公司股东持有的股权无任何权利负担。

The current shareholding structure of Party C and its direct or indirect subsidiaries is disclosed in the Disclosing Schedules and the registered shareholders of Party C are the legal beneficiaries of Party C. The equity held by shareholders of Party C shall not be encumbered.

(3)	除在披露清单披露的外，自 2024 年 1 月 1 日起，丙方没有宣布过或做出任何分红，没有回购、回赎或者以其他任何方式获取过丙方股份，丙方的执行董事也没有做出过前述决定。

Except as set forth on Disclosing Schedules, since January 1, 2024, Party C has not declared or paid any distribution or dividend in respect of its shares or other equity interests and has not repurchased, redeemed or otherwise acquired any shares or other equity interests in or of Party C, and Party C’s executive director has not authorized any of the foregoing.

(4)	除披露清单披露的外，丙方的任何子公司均不限制其通过合同、命令或适用法律法规向其股东进行任何分配或派息的能力。除披露清单中所列各子公司的股权外，乙方不拥有或无权直接或间接收购任何人的任何股份或其他股权，或以其他方式控制任何人。丙方是任何合资、合伙或类似安排的参与者。丙方没有未尽的合同义务向其他任何人提供资金或进行任何投资(以贷款、出资或其他形式)。

Except as set forth on Disclosing Schedules, no subsidiary of Party C has any limitation on its ability to make any distributions or dividends to its equity holders, whether by contract, order or applicable laws and regulations. Except for the equity interests of the subsidiaries listed on Disclosing Schedules, Party C does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests in or of, or otherwise control, any Person. Party C is not a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of Party C to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(5)	除披露清单披露的外,丙方签署、交付或履行本协议或任何附属文件，或据此完成本协议项下的交易无需获得任何政府机构的同意，但是(a)本协议中明确的申报和(b)根据适用的法律法规明确要求的申报除外。

Except as otherwise described in Disclosing Schedules, no consent of or with any Governmental Authority on the part of Party C is required to be obtained or made in connection with the execution, delivery or performance by Party C of this Agreement or any Ancillary Documents or the consummation by Party C of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement and (b) pursuant to applied laws and regulations.

(6)	拥有签订并履行本协议义务的全部权利与授权，并依据中国和香港法律具有签订本协议所有的资格条件和/或行为能力。本协议的签署和履行不会与丙方公司章程或有关法律、法规、条例等有约束力的规范性文件或丙方签订的协议等所承担的义务相冲突。

Party B and Party C each have the right and authority to sign this agreement, and to exercise rights and perform obligations hereunder. They have the qualifications and ability required to sign this agreement under PRC laws. The execution and performance of this agreement will not conflict with Party C’s bylaws, binding documents, including any governing laws, regulations and rules, or any agreement signed by Party C.

(7)	本协议的签订或履行不违反以其为一方的任何重大合同或协议。

The execution or performance of this agreement will not violate any material agreement signed by any Party.

(8)	已就与本次交易有关的所有信息和资料，向接受方进行且将在过渡期内仍将进行充分、详尽、及时的披露，没有重大遗漏、误导和虚构。保证自本协议签订至整个过渡期内其向接受方提供的一切文件资料均是真实、有效完整的。

Party B and Party C have made a full, detailed, complete and timely disclosure of all information and materials related to this transaction, and will continue to do so through the Transition Period, without any material omission, misleading or false information. Party B and Party C also represent and warrant that all documents provided to Receiving Parties are true, valid and complete as of the date of this Agreement and will remain so through the Transition Period.

(9)	保证乙方.丙方.戊方.已方全面履行本协议约定的义务，乙方.丙方.戊方.已方的保证方式为连带责任保证。

Party B, Party C, Party E and Party F will fully perform their obligations under this agreement and Party B, Party C, Party E and Party F bear joint and several liabilities for Party C’s actions.

(10)	丙方目前及未来的财务报表公正真实地反映了的经营业绩及资产负债状况，不包含任何虚假成分，没有为误导接受方而故意省略部分关键事实。除公司财务文件中显示的外，丙方没有其他债务。除在披露清单中披露的外，丙方的债务均不包含如下限制：（1）预付债务的限制；（2）发生债务的限制；或者（3）允许其各自资产或财产设置质权的能力限制，协议除外。

The financial statements of Party C, now and in the future, fairly and accurately reflect the operating results, assets and liabilities of Party C without any false element or intentional and partial omission of key facts to mislead Receiving Parties. Except as set forth in the Company Financials, the Party C has no Indebtedness. Except as disclosed on Disclosing Schedules, no Indebtedness of Party C contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Party C, or (iii) the ability of Party C to grant any Lien on their respective properties or assets, excluding Agreements.

(11)	除披露清单披露的外，丙方不承担任何债务或义务(无论是否需要反映在按照美国公认会

计准则编制的资产负债表上)，除了那些(1) 包含在截至 2024 年 6 月 30 日公司财务文件中的，充分反映或被保留在或作为假设条件披露在丙方及其直接或间接子公司的合并资产负债表中的；或(2)不是重大的,且在 2024 年 6 月 30 日后发生在一般业务运营中的(不包括任何合同的违约责任或违反法律的责任)。

Except as set forth on Disclosing Schedules, Party C is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with US GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Party C and its subsidiaries as of June 30, 2024 contained in the Company Financials, or (ii) not material and that were incurred after June 30, 2024 in the ordinary course of business (other than Liabilities for breach of any Contract or violation of any Law).

(12)	除在披露清单中披露的外，丙方自 2024 年 1 月 1 日起（a）仅在一般日常运营中开展业务；和（b）未收到过重大不利影响。

Except as set forth on Disclosing Schedules, since January 1, 2024, Party C has (a) conducted its business only in the ordinary course of business, and (b) not been subject to a Material Adverse Effect.

(13)	除在披露清单中披露的外，自 2024 年 1 月 1 日起，据丙方所知，其没有或者曾经重大违法或不遵守约束其资产、财产、员工、业务或运营的法律法规，也没有收到这样的口头通知。

Except as set forth on Disclosing Schedules, Party C is not or has not been in material conflict or non-compliance with, or in material default or violation of, nor has Party C received, since January 1, 2024, any written or, to the knowledge of Party C, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable laws and regulations by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

(14)	已向且在过渡期内持续向接受方披露所涉及或可能涉及的仲裁、诉讼、司法执行等法律纠纷或行政处罚、政府调查等事项，并就此等事项可能给丙方或本协议的履行造成的影响已向接受方作了充分的陈述和说明。

Party B and Party C have already disclosed to Receiving Parties, and will continue to disclose through the Transition Period, all legal enforcement and government investigation related matters such as arbitration, litigation, and judicial enforcement and have made, and will continue to make, full disclosure with regard to the potential impact of such matters on Party C or its performance of this agreement.

(15)	丙方已经在披露清单中披露了全部的重大合同（“公司重大合同”），且除在披露清单中披露的外，针对每一份公司重大合同：（1）均是有效的、有约束力的和可执行的（但受限于执行例外），且据丙方.戊方.已方所知，对另一方当事人也是有效和可执行的；（2）完成本协议项下的交易不会影响公司重大合同的效力或执行力；（3）丙方.戊方.已方没有违约，且也不会随着时间的推移而违约或收到违约通知，或者另一方当事人允许终止或者加速终止公司重大合同；（4）据丙方.戊方.已方所知，公司重大合同的其他当事方没有违约，且也不会随着时间的推移而违约或收到违约通知，或者丙方允许终止或者加速终止公司重大合同；（5）据丙方.戊方.已方所知，没有收到书面或者口头通知，表明另一方当事人终止或者变更公司重大合同的意图，但不包括在一般业务运营中的变更，且此等变更不会对丙方产生不利影响；和（6）丙方没有放弃公司重大合同中的任何权利。

Party C has provided material contract (“Company Material Contract”) and except as disclosed in Disclosing Schedules, with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against Party C thereto (subject to the Enforceability Exceptions) and, to the Knowledge of Party C, each other party thereto, and is in full force and effect; (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) Party C is not in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a breach or default by Party C, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of Party C, no other party to such Company Material Contract is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Party C, under such Company Material Contract; (v) Party C has not received written or, to the Knowledge of Party C, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect Party C; and (vi) Party C has not waived any rights under any such Company Material Contract.

( 自本协议签署之日生效，且在适用法律允许的最大程度内,作为拥有丙方股权的股东，乙方(“豁 2 免人”),解除和排除在签署日之前或当天引起的，无论是否已知或未知的,无论是制定法还是衡平 7 法上的，针对丙方.戊方.已方现在、过去和未来的任何诉讼、义务、协议、债务和负债,包括在签) 署日之后未决的或断定的根据组织文件、合同或其他文件导致的丙方的任何赔偿或补偿。自签署日期起及之后，各豁免人特此不可撤销地承诺，不直接或间接主张针对丙方的任何诉讼，或基于本协议中声称将被豁免的任何事项，开始或导致针对丙方的任何类型的诉讼。尽管本协议中有任何相反的规定,本条所述的豁免不适用于根据本协议的条款和条件、任何附属文件提出的或在披露清单中披露的诉讼。

Effective as of the Execution Date, to the fullest extent permitted by applicable Law, each Party B that owns equity interest in or of such shareholder(the “Releasing Persons”), hereby releases and discharges Party C from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against Party C arising on or prior to the Execution Date or on account of or arising out of any matter occurring on or prior to the Execution Date, including any rights to indemnification or reimbursement from Party C, whether pursuant to its organizational documents, contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Execution Date. From and after the Execution Date, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against Party C, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document or any of the other matters set forth on Disclosing Schedule.

第九条 通知及送达

Article 9 Notices and Deliveries

9.1	在本协议有效期内，因法律、法规、政策的变化，或任一方丧失履行本协议的资格和/或能力，导致影响本协议的履行，该方应承担相应的在合理时间内通知的义务。

Within the term of this agreement, if any changes in laws, regulations, and policies cause any loss of the ability or qualification of any Party to perform its obligations under this agreement which affects the performance of this agreement, such Party shall have the obligation to notify the other Parties within a reasonable time period.

9.2	各方同意，与本协议有关的任何通知，以书面送达方式方为有效。

All Parties agree that any notice related to this agreement shall be given in writing.

9.3	通知送达下列地点或各方的实际经营地或住所地：

Notice should be delivered to the following locations or the actual business location or domicile of all Parties:

甲方和丁方地址：

Address of Party A and Party D:

联系人 Contact:

联系电话 Tel：

乙方和丙方地址：

Address of Party B and Party C:

联系人 Contact：

联系电话 Tel：

第十条 违约及其责任

Article 10 Breach of Contract

10.1	本协议生效后，各方应按照本协议的规定全面、适当、及时地履行其义务、承诺及其他相关约定，除不可抗力因素外若本协议的任何一方违反本协议的义务、承诺及其他相关约定，则构成违约。

After this agreement becomes effective, any breach of any obligations, warranties or any other provisions under this agreement by any party due to reasons other than force majeure constitute a breach.

10.2	一旦发生违约行为（包括违反保证和承诺），违约方应当向守约方支付违约金，并赔偿因其违约而给守约方造成的损失。支付违约金并不影响守约方要求违约方继续履行协议。 Once a breach occurs (including a breach of representations and warranties), the breaching Party shall pay damages to the other non-breaching Parties. Paying damages shall not affect the non-breaching Parties’ request that the breaching Party to continue to perform under this agreement.

第十一条协议的变更、解除

Article 11 Amendment and Termination

11.1	本协议的任何修改、变更应经协议各方另行协商，并就修改、变更事项签署书面协议后方可生效。

Any amendment and change to this agreement shall be based on negations of all Parties and shall become effective only after all Parties have signed the agreements on such amendment or change.

11.2	本协议在下列情况下解除：经协议各方当事人协商一致解除；或者，任一方发生违约行为

并在 30 天内不予更正的，或发生累计两次或以上违约行为，守约方有权单方解除；或者，本协议因不可抗力，造成本协议无法履行。

This agreement can be terminated under the following conditions: (1) all Parties consent to the termination of this agreement after negotiation; (2) if any Party fails to cure its breach within 30 days or if any Party has breached the agreement two or more times, regardless of whether or not it has cured such breach, then the non-breaching Parties can unilaterally terminate the agreement; or (3) this agreement cannot be performed due to force majeure.

11.3	有权提出解除协议的一方应当以书面形式通知，通知在到达其他各方时生效。

The Party with the right to terminate shall notify the other Parties in writing and such notice shall become effective when it is delivered to other Parties.

11.4	本协议被解除后，不影响一方当事人要求支付违约金和赔偿损失的权利。

After this Agreement is terminated, the rights of any Parties to obtain liquidated damages and compensation for loss of rights under this agreement shall not be affected.

第十二条争议解决

Article 12 Settlement of Disputes

12.1	本协议的效力、解释及履行均适用中华人民共和国香港特别行政区法律。

The validity, interpretation, and performance of this agreement shall be governed by and construed in accordance with the laws of the Hong Kong SAR.

12.2	协议各方当事人因本协议发生的任何争议，均应首先通过友好协商解决，协商不成，各方均有权选择向香港特区国际仲裁委员会提起仲裁，依据该会届时有效的仲裁规则进行仲裁，仲裁裁决是终局的，对各方均具有法律执行力。

All Parties of this Agreement shall resolve any dispute arising from this agreement through friendly negotiation. If negotiation fails, all Parties have the right to choose arbitration before the Hong Kong SAR International Arbitration Commission. Final arbitration awards according to arbitration rules of such commission shall be binding on all Parties.

第十三条附则

Article 13 Miscellaneous

13.1	本协议自各方签字、盖章后成立并生效。

This agreement shall become effective after all Parties sign or place their stamps on the agreement.

13.2	本协议未尽事宜，各方可另行签署补充协议，该补充协议与本协议是一个不可分割的整体，并与本协议具有同等法律效力。本协议附件是本协议的组成部分，与本协议具有同等的法律效力。

All Parties can sign supplemental agreements with regard to any matters unaddressed in this agreement. Such supplemental agreements will be considered part of this agreement and have the same validity as this agreement.

13.3	本协议一式六份，各方各持一份，具有同等法律效力。

This agreement is made in six originals, one for each Party and with the same validity.

（以下无正文，为本协议签署页）

(Intentionally Left Blank and Signature Page follows)

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

甲方  Party A： Junzhang Monarch Limited

/s/ Miao Qiwei
姓名Name: 苗其伟 Miao Qiwei
职务Title： 执行董事 Executive Director

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

乙 方Party B：

乙方一Party B(i) : 朱成竹 Zhu Chengzhu

/s/ Zhu Chengzhu

乙方二Party B(ii) : 何菲菲 He Feifei

/s/ He Feifei

乙方三Party B(iii):  郝道风 Hao Daofeng

/s/ Hao Daofeng

乙方四Party B(iv): Garden Time(HK) Limited

/s/ Luo Gang

授权签字人Authorized representative: 罗刚 Luo Gang

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

丙方Party C： D&K Asset Management(HK) Limited

/s/ Huang Qianglin

授权签字人Authorized representative:黄强林 Huang Qianglin

职务Title：执行董事 Executive Director授权签字人

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

丁方Party D: Eshallgo Inc

/s/ Miao Qiwe

姓名Name：  苗其伟 Miao Qiwei

职务 Title：执行董事 Executive Director

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

戊方: 深圳市前海汇盈科技动力有限公司

Party E: Shenzhen Qianhai Huiying Technology Power Co. Ltd

/s/ Zhang Nu

姓名Name： 张驽 Zhang Nu

授权代表Authorized representative:

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

己方: 杭州乔炘科技有限公司

Party F: Hangzhou Qiaoxi Technology Co. Ltd

/s/ Zhang Peng

授权代表Authorized representative：张鹏 Zhang Peng